Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 2, 2025 relating to the Common Stock, $0.001 par value per share, of Ceribell, Inc. shall be filed on behalf of the undersigned.

ABG WTT-CERIBELL LIMITED By: /s/ Kevin Reilly
Name: Kevin Reilly
Title: Director

ABG V-CERIBELL LIMITED By: /s/ Kevin Reilly
Name: Kevin Reilly
Title: Director

ALLY BRIDGE GROUP GLOBAL LIFE SCIENCE CAPITAL PARTNERS V, L.P By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ABG GLOBAL LIFE SCIENCE CAPITAL PARTNERS V GP, L.P. By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ABG GLOBAL LIFE SCIENCE CAPITAL PARTNERS V GP LIMITED By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ALLY BRIDGE GROUP-WTT GLOBAL LIFE SCIENCE CAPITAL PARTNERS, L.P. By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ABG-WTT GLOBAL LIFE SCIENCE CAPITAL PARTNERS GP, L.P. By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ABG-WTT GLOBAL LIFE SCIENCE CAPITAL PARTNERS GP LIMITED By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ABG MANAGEMENT LTD. By: /s/ Fan Yu
Name: Fan Yu
Title: Director

ALLY BRIDGE GROUP (PE) LLC By: /s/ Fan Yu
Name: Fan Yu
Title: Director

FAN YU By: /s/ Fan Yu